Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results and Reaffirms 2022 Financial Guidance Ranges

•	Revenue increased 6.1% to $354.4 million in the second quarter of 2022 from $333.9 million in the second quarter of 2021; Excluding Revenue from our Artificial Intelligence (“AI”) reporting segment, Revenue from the Imaging Centers reporting segment in the second quarter of 2022 was $352.8 million, an increase of 5.7% from last year’s second quarter
•	Excluding losses from our AI reporting segment and Provider Relief Funding in 2021, Adjusted EBITDA(1) from the Imaging Centers reporting segment was $55.5 million in the second quarter of 2022 as compared with $57.3 million in the second quarter of 2021, a decrease of 3.2%; Adjusted EBITDA(1), including losses from our AI reporting segment and Provider Relief Funding in 2021, was $51.3 million in the second quarter of 2022 as compared with $56.6 million in the second quarter of 2021
•	Per share Diluted Net Income for the second quarter of 2022 was $0.13, compared with a per share Diluted Net Income of $0.05 for the second quarter of 2021; After adjusting for certain unusual or one-time items impacting the quarter and AI losses, Adjusted Earnings(3) was $8.6 million and diluted Adjusted Earnings Per Share(3) was $0.15 for the second quarter of 2022
•	Aggregate procedural volumes increased 4.5%; Same-center procedural volumes increased 2.2% compared with the second quarter of 2021
•	RadNet reaffirms full-year 2022 guidance levels

LOS ANGELES, California, August 9, 2022 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 353 owned and operated outpatient imaging centers, today reported financial results for its second quarter of 2022.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Our financial metrics continue to track towards the full-year guidance levels, which we revised upwards in conjunction with issuing our first quarter results. While we drove aggregate and same center revenue growth during the second quarter, we continue to experience the impacts of inflation (especially with respect to the cost of our labor force), certain Medicare reimbursement cuts and COVID-19. When we created our guidance levels, we anticipated absorbing $15 million of additional costs of salaries and benefits as well as $7.4 million of Medicare reimbursement reductions. We remain confident that incremental revenue and growth in the second half of 2022 from new centers, additional joint ventures, tuck-in acquisitions and various operating initiatives should mitigate some of these challenges.”

Dr. Berger continued, “While the economy may continue to provide a difficult operating environment for many businesses in the near future, RadNet is in a strong position relative to our smaller and less-capitalized competitors to benefit from opportunities that could result. With one of the lowest leverage ratios of any significant operator in our industry, a $99.2 million cash balance and full availability of a $195 million line of credit, we are well-positioned to aggressively pursue opportunities that could arise from further dislocation among the smaller imaging operators.”

“We continue to pursue our multi-faceted approach to growth through driving same-center performance, completing tuck-in acquisitions and forming new partnerships with hospitals and health systems. During the quarter, we established two new joint ventures. The first, in Frederick County, Maryland with Frederick Health Hospital, established a joint venture with six centers, two of which were contributed to the venture by Frederick Hospital. The joint venture became operational in April. The second joint venture, established in June, is with Dimension Health, an affiliate of the University of Maryland. Under this joint venture, RadNet and Dimension Health will build two new outpatient imaging centers in the Largo and Laurel areas of Maryland. We anticipate these centers to begin servicing patients sometime in the second or third quarter of 2023. The establishment of these new joint ventures are indicative of the interest we are experiencing from health systems to partner with us in ambulatory, community-based operations. We now have almost 30% of our centers held within partnerships with hospitals and regional health systems,” added Dr. Berger.

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Second Quarter Financial Results

For the Second quarter of 2022, RadNet reported Revenue from its Imaging Centers reporting segment of $352.8 million and Adjusted EBITDA(1) of $55.5 million, which excludes Losses from the AI reporting segment. As compared with last year’s second quarter, Revenue increased $18.9 million (or 5.7%) and Adjusted EBITDA(1) decreased $1.7 million (or 3.0%), also excluding Provider Relief Funding received in 2021. Including our AI reporting segment, Revenue was $354.4 million in the second quarter of 2022, an increase of 6.1% from $333.9 million in last year’s second quarter. Including the losses of the AI reporting segment and Provider Relief Funding received in 2021, Adjusted EBITDA(1) was $51.3 million in the second quarter of 2022 and $56.6 million in the second quarter of 2021.

For the second quarter of 2022, RadNet reported Net Income of $7.9 million as compared with $2.9 million for the second quarter of 2021. Diluted Net Income Per Share for the second quarter of 2022 was $0.13, compared with a Diluted Net Income per share of $0.05 in the second quarter of 2021, based upon a weighted average number of diluted shares outstanding of 57.0 million shares in 2022 and 53.1 million shares in 2021.

There were a number of unusual or one-time items impacting the second quarter including: $6.3 million of non-cash gain from interest rate swaps; $1.2 million expense related to leases for our de novo facilities under construction that have yet to open their operations; and $5.9 million of pre-tax losses related to our AI reporting segment. Adjusting for the above items, Adjusted Earnings(3) from the Imaging Centers reporting segment was $8.6 million and diluted Adjusted Earnings Per Share(3) was $0.15 during the second quarter of 2022.

Also, affecting Net Income in the second quarter of 2022 were certain non-cash expenses and unusual items including: $4.7 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $99,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $81,000 loss on the disposal of certain capital equipment; and $647,000 of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the second quarter of 2022, as compared with the prior year’s second quarter, MRI volume increased 7.7%, CT volume increased 7.0% and PET/CT volume increased 10.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.5% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2022 and 2021, MRI volume increased 4.5%, CT volume increased 2.4% and PET/CT volume increased 7.9%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.2% over the prior year’s same quarter.

Six Month Financial Results

For the six month period of 2022, RadNet reported Revenue from its Imaging Centers reporting segment of $694.0 million and Adjusted EBITDA(1) Excluding Losses from the AI reporting segment of $97.3 million. Revenue increased $44.7 million (or 6.9%) and Adjusted EBITDA(1) Excluding Losses from the AI reporting segment and Provider Relief Funding decreased $90,000 (or 0.1%). Including our AI reporting segment Revenue of $2.2 million, Revenue was $696.1 million in the six months of 2022, an increase of 7.2% from $649.2 million in last year’s six month period. Including the AI reporting segment Adjusted EBITDA(1) losses and Provider Relief Funding received in 2021, Adjusted EBITDA(1) for the six month period of 2022 was $89.5 million as compared with $102.1 million in the same six month period of 2021.

For the six month period in 2022, RadNet reported Net Income of $10.9 million, a decrease of approximately $1.4 million over the first six months of 2021. Per share diluted Net Income for the first six months of 2022 was $0.18, compared to a diluted Net Income per share of $0.23 in the same six month period of 2021 (based upon a weighted average number of diluted shares outstanding of 56.7 million in 2022 and 52.9 million in 2021).

Affecting Net Income for the six month period of 2022 were certain non-cash expenses and non-recurring items including: $15.8 million of non-cash employee stock compensation expense; $11.0 million of pre-tax losses related to our AI reporting segment; $300,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $2.2 million of non-operational rent expense associated with certain un-opened de novo locations: $1.2 million loss on the disposal of certain capital equipment; $27.1 million of non-cash gain from interest rate swaps; and $1.3 million of amortization of deferred financing costs and loan discount related to our existing credit facilities.

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2022 Guidance Update

RadNet amends its previously announced guidance levels as follows:

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results
Total Net Revenue	$1,350 - $1,400 million	$1,360 - $1,410 million	Unchanged
Adjusted EBITDA(1)	$205 - $215 million	$208 - $218 million	Unchanged
Capital Expenditures(a)	$85 - $90 million	$88 - $93 million	$90 - $95 million
Cash Interest Expense(c)	$27 - $32 million	$27 - $32 million	Unchanged
Free Cash Flow (b)(2)	$80 - $90 million	$80 - $90 million	Unchanged

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.
(c)	Excludes payments to counterparties on interest rate swaps.

Dr. Berger highlighted, “We are reaffirming our previously announced guidance ranges with the exception of increasing our Capital Expenditures level by $2 million to reflect additional investments in growth opportunities we have identified in several of our core regional markets for the second half of the year.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2022 results on Tuesday, August 9th, 2022 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Tuesday, August 9, 2022

Time: 10:30 a.m. Eastern Time

Dial In-Number: 800-458-4148

International Dial-In Number: 929-477-0324

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1561780&tp_key=38a77e118f or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 6267180.

About RadNet, Inc.

RadNet, Inc., is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 353 owned and/or operated outpatient imaging centers. RadNet's markets include Arizona, California, Delaware, Florida, Maryland, New Jersey and New York. Together with affiliated radiologists, inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 9,000 employees. For more information, visit http://www.radnet.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;

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•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

5

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$99,170	$134,606
Accounts receivable	166,387	135,062
Due from affiliates	4,428	5,384
Prepaid expenses and other current assets	49,119	49,212
Total current assets	319,104	324,264
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	514,661	484,247
Operating lease right-of-use assets	635,217	584,291
Total property, equipment and right-of-use assets	1,149,878	1,068,538
OTHER ASSETS
Goodwill	577,781	513,820
Other intangible assets	93,766	56,603
Deferred financing costs	1,884	2,135
Investment in joint ventures	48,936	42,229
Deferred tax assets	5,415	14,853
Deposits and other	43,955	36,032
Total assets	$2,240,719	$2,058,474
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$296,935	$263,937
Due to affiliates	25,317	23,530
Deferred revenue	3,847	10,701
Current operating lease liability	67,255	65,452
Current portion of notes payable	11,164	11,164
Total current liabilities	404,518	374,784
LONG-TERM LIABILITIES
Long-term operating lease liability	628,634	577,675
Notes payable, net of current portion	737,916	743,498
Other non-current liabilities	18,266	16,360
Total liabilities	1,789,334	1,712,317
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 57,303,565 and 53,548,227 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	5	5
Additional paid-in-capital	419,136	342,592
Accumulated other comprehensive loss	(24,603)	(20,421)
Accumulated deficit	(82,355)	(93,272)
Total RadNet, Inc.'s stockholders' equity	312,183	228,904
Noncontrolling interests	139,202	117,253
Total equity	451,385	346,157
Total liabilities and equity	$2,240,719	$2,058,474

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE

Provision for bad debts
Service fee revenue	$316,501	$295,494	$619,776	$575,071
Revenue under capitation arrangements	37,874	38,424	76,365	74,166
Total service revenue	354,375	333,918	696,141	649,237
Provider relief funding	–	43	–	6,291
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	305,775	283,571	620,813	565,851
Depreciation and amortization	28,862	24,011	55,980	46,667
Loss (gain) on sale and disposal of equipment and other	81	(1,567)	1,209	(2,874)
Severance costs	99	268	300	551
Total operating expenses	334,817	306,283	678,302	610,195
INCOME FROM OPERATIONS	19,558	27,678	17,839	45,333

OTHER INCOME AND EXPENSES
Interest expense	11,385	12,171	22,978	24,997
Equity in earnings of joint ventures	(2,748)	(3,121)	(5,266)	(5,406)
Non-cash change in fair value of interest rate swaps	(6,306)	(35)	(27,125)	(11,280)
Debt restructuring and extinguishment expenses	–	6,044	–	6,044
Other (income) expenses	(7)	1,658	158	1,867
Total other expenses (income)	2,324	16,717	(9,255)	16,222
INCOME BEFORE INCOME TAXES	17,234	10,961	27,094	29,111
Provision for income taxes	(3,403)	(2,874)	(4,900)	(7,249)
NET INCOME	13,831	8,087	22,194	21,862
Net income attributable to noncontrolling interests	5,926	5,214	11,276	9,531

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$7,905	$2,873	$10,918	$12,331

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.14	$0.05	$0.20	$0.24

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.13	$0.05	$0.18	$0.23

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	56,059,824	52,238,709	55,683,335	52,004,653
Diluted	56,966,548	53,133,091	56,666,290	52,890,561

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$22,194	$21,862
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,980	46,667
Amortization of operating lease assets	34,055	36,834
Equity in earnings of joint ventures	(5,266)	(5,406)
Amortization deferred financing costs and loan discount	1,295	1,959
Loss (Gain) non sale and disposal of equipment	1,209	(2,874)
Loss on extinguishment of debt	–	1,496
Amortization of cash flow hedge	1,847	1,845
Non-cash change in fair value of interest rate swaps	(27,125)	(11,280)
Stock-based compensation	15,795	17,145
Change in fair value of contingent consideration	(1,287)	1,292
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(30,566)	(28,156)
Other current assets	(709)	2,963
Other assets	1,282	(4,997)
Deferred taxes	4,732	5,297
Operating leases	(32,219)	(36,564)
Deferred revenue	(7,565)	(7,147)
Accounts payable, accrued expenses and other	32,092	17,765
Net cash provided by operating activities	65,744	58,701
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(26,009)	(64,918)
Purchase of property and equipment	(72,659)	(53,799)
Proceeds from sale of equipment	4,121	500
Equity contributions in existing joint ventures	(1,441)	(1,441)
Net cash used in investing activities	(95,988)	(119,658)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	–	(3,304)
Payments on Term Loan Debt	(6,625)	(613,279)
Proceeds from issuance of new debt, net of issuing costs	–	716,369
Proceeds from revolving credit facility	–	128,300
Payments on revolving credit facility	–	(128,300)
Proceeds from issuance of common stock upon exercise of options	–	26
Net cash (used in) provided by financing activities	(6,625)	99,812
EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,433	(21)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(35,436)	38,834
CASH AND CASH EQUIVALENTS, beginning of period	134,606	102,018
CASH AND CASH EQUIVALENTS, end of period	$99,170	$140,852

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$19,687	$13,774
Cash paid during the period for income taxes	$126	$1,471

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income attributable to RadNet, Inc. common stockholders	$7,905	$2,873	$10,918	$12,331
Income taxes	3,403	2,874	4,900	7,249
Interest expense	11,385	12,171	22,978	24,997
Severance costs	99	268	300	551
Depreciation and amortization	28,862	24,011	55,980	46,667
Non-cash employee stock-based compensation	4,693	8,897	15,795	17,145
Loss (gain) on sale and disposal of equipment and other	81	(1,567)	1,209	(2,874)
Debt restructuring and loss on extinguishment expenses	–	6,044	–	6,044
Non-cash change in fair value of interest rate swaps	(6,306)	(35)	(27,125)	(11,280)
Other adjustment to joint venture investment	–	(565)	–	(565)
Other expenses	(7)	1,658	158	1,867
Legal settlements	–	–	2,197	–
Non operational rent expenses	1,222	–	2,160	–
Adjusted EBITDA Including Losses from AI Segment and Provider relief funding	$51,337	$56,629	$89,470	$102,132

Provider relief funding	–	(43)	–	(6,291)

Adjusted EBITDA Including Losses from AI Segment and excluding benefit from Provider Relief Funding	$51,337	$56,586	$89,470	$95,841

Adjusted EBITDA losses from AI Segment	4,207	700	7,792	1,511

Adjusted EBITDA excluding Losses from AI Segment and Provider relief funding	$55,544	$57,286	$97,262	$97,352

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PAYOR CLASS BREAKDOWN

Second Quarter
2022

Commercial Insurance	57.2%
Medicare	22.0%
Capitation	10.7%
Medicaid	2.7%
Workers Compensation/Personal Injury	3.7%
Other	3.7%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Second Quarter	Full Year	Full Year	Full Year
	2022	2021	2020	2019

MRI	37.3%	36.0%	35.4%	35.8%
CT	17.7%	17.2%	17.6%	16.9%
PET/CT	5.8%	5.5%	6.0%	5.6%
X-ray	6.9%	6.9%	7.3%	8.1%
Ultrasound	12.6%	12.7%	12.3%	12.4%
Mammography	14.3%	16.1%	15.7%	15.2%
Nuclear Medicine	1.0%	1.0%	1.0%	1.0%
Other	4.5%	4.6%	4.7%	4.9%
	100.0%	100.0%	100.0%	100.0%

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	June 30,
	2022	2021

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$7,905	$2,873

Subtract non-cash change in fair value of interest rate swaps (i)	(6,306)	(35)
Subtract provider relief funding	–	(43)
Debt restructuring and extinguishment expenses	–	6,044
Add COVID-19-related retention bonuses	–	5,894
Non-operational rent expenses (iii)	1,222	–
AI Segment Losses (iv)	5,891	2,336
Total adjustments - loss (gain)	807	14,196
Subtract tax impact of Adjustments (ii)	(146)	(3,525)
Tax effected impact of adjustments	661	10,671

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	661	10,671

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$8,566	$13,544

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	56,966,548	53,133,091

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.15	$0.25

(i) Impact from the change in fair value of the swpas during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.

(ii) Tax effected using 18.09% and 24.83% blended federal and state effective tax rate for the first quarter of 2022 and 2021, respectively.

(iii) Represents rent expense associated with de novo sites under construction prior to them becoming operational.

(iv) Represents losses before income taxes from Artificial Intelligence reporting segment.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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